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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (date of earliest event reported):

                                January 30, 2001

                            3TEC ENERGY CORPORATION
             (Exact name of Registrant as specified in its charter)


DELAWARE                           0-21702             63-1081013
--------                           -------             ----------
(State or other jurisdiction       (Commission File    (IRS Employer
of incorporation)                  Number)             Identification No.)


         Two Shell Plaza, 777 Walker, Suite 2400,  Houston, Texas 77002
             (Address of principal executive offices and zip code)

                                (713) 821-7100
              Registrant's telephone number, including area code

ITEM 2 - ACQUISITION OF ASSETS

     On January 30, 2001, 3TEC Energy Corporation ("3TEC") purchased 100% of the issued and outstanding stock of Classic Resources Inc. ("Classic"), a privately-held exploration and production company with properties located in East Texas. 3TEC paid approximately $59 million in cash for the Classic stock. The source of the funds used to purchase the Classic stock was 3TEC's existing credit facility with Bank One Texas, N.A. and working capital.

     The January 31, 2001 press release is filed herewith as Exhibit 99.1, and is incorporated herein by reference.


ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired:

     The financial statements required by this item with respect to the acquisition of Classic will be filed by an amendment to this report on or before April 13, 2001.
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(b) Pro forma financial information:

      The financial information required by this item with respect to the acquisition of Classic will be filed by an amendment to this report on or before April 13, 2001.

(c) Exhibits. The following exhibits are filed herewith:

2.1   Stock Purchase Agreement dated December 29, 2000.

99.1  Press Release issued by the Registrant on January 31, 2001.


                                   SIGNATURES

      In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              3TEC Energy Corporation
                              (Registrant)

Date: February 13, 2001       By: /s/ Floyd C. Wilson
                                 --------------------------------------
                                      Floyd C. Wilson
                                      Chief Executive Officer and Chairman
                                      of the Board


                               INDEX TO EXHIBITS

2.1   Stock Purchase Agreement dated December 29, 2000.

99.1  Press Release dated January 31, 2001.